Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the InterContinental Hotels Group PLC Deferred Award Plan, of our report dated February 22, 2021, with respect to the consolidated financial statements of InterContinental Hotels Group PLC, included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, England

5 May 2023